Exhibit 10.8
Notice of Patent Security Agreement

NOTICE OF PATENT SECURITY AGREEMENT

WHEREAS, AFP Imaging Corporation, a New York corporation (the “Grantor”), is the owner of the patents and the registrations therefor and the patent application in the United States Patent and Trademark Office as set forth on Schedule A annexed hereto and made a part hereof (collectively, the “Patents”); and

WHEREAS, the Grantor has entered into that certain Collateral Agreement of even date herewith (the “Collateral Agreement”), by and among the Grantor, certain of its affiliates and ComVest Capital, LLC, a Delaware limited liability company (the “Secured Party”); and

WHEREAS, pursuant to the Collateral Agreement, the Grantor has agreed to grant to the Secured Party a continuing security interest in, and a continuing lien on, all of the Grantor’s right, title, and interest in and to the Patents (and any patent which may be issued upon the application set forth on Schedule A);

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Grantor does hereby assign and grant to the Secured Party a continuing security interest in and a continuing lien on the Patents, as security for the payment and performance of the Obligations as defined in the Collateral Agreement.

IN WITNESS WHEREOF, the Grantor has caused this Notice of Security Agreement to be duly executed by its authorized officer or agent as of April 13, 2007.

AFP IMAGING CORPORATION By: /s/ David Vozick
Name: David Vozick
Title: Chairman of the Board